Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-164291) on Form S-1 of Recovery Energy, Inc. of our report dated April 14, 2010, relating to our audit of the consolidated financial statements of Recovery Energy, Inc., as of December 31, 2009 and for the period from its inception (March 6, 2009) to December 31, 2009.

We also consent to the reference to our firm under the caption “Experts,” which is part of this Registration Statement.

/s/  HEIN & ASSOCIATES LLP

Denver, Colorado
August 13, 2010